UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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Current Report
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
September 8, 2015
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PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)
400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip code)
Commission File Number: 001-32681
Registrant’s telephone number, including area code: (337) 232-7028
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.     Entry into a Material Definitive Agreement.
On September 8, 2015, PetroQuest Energy, Inc., a Delaware corporation (the “Company”), PetroQuest Energy, L.L.C., a Louisiana limited liability company (the “Borrower”), and TDC Energy LLC, a Louisiana limited liability company, entered into the Twelfth Amendment to Credit Agreement (the “Twelfth Amendment”), which amends the Credit Agreement dated as of October 2, 2008 (as previously amended, the “Credit Agreement”), with JPMorgan Chase Bank, National Association, Wells Fargo Bank, N.A., Capital One, N.A., Iberiabank, Bank of America, N.A. and The Bank of Nova Scotia (collectively, “Lenders”).

Pursuant to the Twelfth Amendment, the Lenders have agreed to amend the maximum ratio of total debt to EBITDAX, determined on a rolling four quarter basis, to be (a) 4.0 to 1.0 as of the last day of the fiscal quarter ending September 30, 2015 and that the amount of total debt for such quarterly period shall be reduced by the amount of unencumbered and unrestricted net cash proceeds actually received by the Borrower from the Woodford Asset Sale (as defined in the Credit Agreement), such reduction amount not to exceed $130,000,000, (b) for so long as the Borrower has Unused Availability (as defined in the Twelfth Amendment) greater than or equal to 75% of the aggregate commitments of the Lenders at all times during the consecutive three (3) month period prior to and including the date of calculating the maximum ratio of total debt to EBITDAX, (i) 4.5 to 1.0 as of the last day of the fiscal quarters ending December 31, 2015, March 31, 2016, June 30, 2016 and September 30, 2016, and (ii) 4.25 to 1.0 as of the last day of the fiscal quarter ending December 31, 2016, provided that in each of the foregoing cases, the amount of total debt for such quarterly period shall be reduced by the amount of unencumbered and unrestricted cash of the Company and its subsidiaries, (c) if the Borrower has Unused Availability of less than 75% of the aggregate commitments of the Lenders at any time during the consecutive three (3) month period prior to and including the date of calculating the ratio, (i) 5.75 to 1.0 as of the last day of the fiscal quarters ending December 31, 2015, March 31, 2016, June 30, 2016 and September 30, 2016, and (ii) 5.25 to 1.0 as of the last day of the fiscal quarter ending December 31, 2016, and (d) 5.0 to 1.0 as of the last day of any fiscal quarter ending on or after March 31, 2017.

In addition, pursuant to the Twelfth Amendment, the Lenders have agreed (1) to exclude from the calculation of consolidated current liabilities in connection with the minimum ratio of consolidated current assets to consolidated current liabilities the liabilities in respect of the Company’s 10% Senior Notes due 2017 for the fiscal quarters ending September 30, 2016 and December 31, 2016, (2) to permit the Borrower to redeem, in whole or in part, on or before June 30, 2016, the Company’s 10% Senior Notes due 2017 with cash (other than proceeds of any loan under the Credit Agreement) provided that the Borrower, after giving effect to such redemption, has on a pro forma basis Unused Availability (as defined in the Twelfth Amendment) of not less than 25% of the aggregate commitments of the Lenders then in effect and no default or event of default shall have occurred or is continuing, (3) to decrease the Borrowing Base, as defined in the Credit Agreement, from $70 million to $55 million, and (4) to decrease the aggregate commitment of the Lenders from $70 million to $55 million. The Borrowing Base is based upon the valuation as of January 1 and July 1 of each year of the reserves attributable to the Company’s and its subsidiaries’ oil and gas properties and other credit factors deemed relevant by the Lenders. The Lenders and the Borrower agreed that the aforementioned decrease in the Borrowing Base constituted the Interim Redetermination (as defined in the Credit Agreement) of the Borrowing Base for September 1, 2015 and that the next Interim Redetermination of the Borrowing Base is scheduled for December 1, 2015, each as provided in the Eleventh Amendment to the Credit Agreement. Further, pursuant to the Twelfth Amendment, the Lenders have required that the Company and its subsidiaries grant the Lenders a first priority lien on at least 90% of the aggregate total value of the Borrower’s oil and gas properties and deliver satisfactory title information regarding such properties.

As of August 31, 2015, the Borrower had no borrowings outstanding under (and no letters of credit issued pursuant to) the Credit Agreement.

The foregoing description of the Twelfth Amendment is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
Exhibit Number            Description of Exhibit

10.1
Twelfth Amendment to Credit Agreement dated as of September 8, 2015, among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., TDC Energy LLC, JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Capital One, N.A., Iberiabank, Bank of America, N.A. and The Bank of Nova Scotia.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 8, 2015
PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer